UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 21, 2016

Immunomedics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 American Road, Morris Plains, New Jersey 07950
(Address of Principal Executive Offices) (Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Peter P. Pfreundschuh

On June 16, 2016, Peter P. Pfreundschuh resigned as Vice President, Finance and Chief Financial Officer of Immunomedics, Inc., a Delaware Corporation (the “Company”), effective June 27, 2016 (the “Effective Date”). Following the Effective Date, Mr. Pfreundschuh will remain with the Company for transition purposes on a consulting basis until August 12, 2016. The Company expects to enter into a separation agreement with Mr. Pfreundschuh in connection with his resignation.

Appointment of Michael R. Garone

On June 16, 2016, the Company announced that Michael R. Garone, 58, was appointed Vice President, Finance and Chief Financial Officer of the Company, effective June 27, 2016.  Mr. Garone will receive an annual base salary of $300,000.  In addition, it is anticipated that on June 27, 2016, the Company will grant Mr. Garone stock options to purchase an aggregate of 40,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant.  The options will have a term of 7 years, and will vest at the rate of 25% on the first anniversary of the date of grant, and at a rate of 6.25% on a quarterly basis thereafter, subject to Mr. Garone’s continued employment on each of the vesting dates.  Mr. Garone will be eligible for bonus compensation at the discretion of the Board of Directors of the Company.

From 2007 through June 2016, Mr. Garone was Vice President and Chief Financial Officer of  Emisphere Technologies, Inc., a pharmaceutical and drug delivery company, and from 2008 through June 2016 also served as Emisphere’s Corporate Secretary.  Prior to joining Emisphere, Mr. Garone served as Interim Chief Executive Officer and Chief Financial Officer of Astralis, Ltd., a biotechnical research company, and served in various positions with AT&T Inc., a multinational telecommunications corporation, most recently as Chief Financial Officer of AT&T Alascom, a wholly owned subsidiary of AT&T.  Mr. Garone earned a Masters of Business Administration from Columbia University and a Bachelor of Arts degree in Mathematics from Colgate University.

There are no family relationships between Mr. Garone and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

99.1     Immunomedics, Inc. press release dated June 21, 2016 announcing key management changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immunomedics, Inc.

Date: June 21, 2016	By:	/s/ Cynthia L. Sullivan
Cynthia L. Sullivan
President and Chief Executive Officer